                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D


The undersigned hereby agree that:

     (i) each of them is individually eligible to use the Schedule 13D attached hereto;

    (ii) the attached Schedule 13D is filed on behalf of each of them; and

   (iii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning him or itself; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless he or it knows or has reason to believe that such information is inaccurate.


      Dated:               September 6, 2002





      CITICORP INTERNATIONAL FINANCE CORPORATION

      By:    /s/ WILLIAM H. WOLF
          -----------------------------
      Name:  William H. Wolf
      Title: Vice President and Secretary



      CITICORP BANKING CORPORATION

      By:    /s/ WILLIAM H. WOLF
          -----------------------------
      Name:  William H. Wolf
      Title: Senior Vice President



      CITICORP

      By:    /s/ JOSEPH B. WOLLARD
          -------------------------------
      Name:  Joseph B. Wollard
      Title: Assistant Secretary


                              Page 11 of 14 pages

      CITIGROUP HOLDINGS COMPANY

      By:    /s/ JOSEPH B. WOLLARD
          -------------------------------
      Name:  Joseph B. Wollard
      Title: Assistant Secretary


      CITIGROUP INC.

      By:    /s/ JOSEPH B. WOLLARD
          -------------------------------
      Name:  Joseph B. Wollard
      Title: Assistant Secretary


                              Page 12 of 14 pages

                                   SCHEDULE A


CITICORP INTERNATIONAL FINANCE CORPORATION


NAME                                TITLE
-----                               -----
William J. Mackey          Director and Executive Officer
Ricardo Arroyo             Director and Executive Officer (Brazil)
Pradip Chhadva             Director and Executive Officer
Bruce Catania              Director
Alfred Rodrigues           Director (India)
Margaret Butler            Executive Officer (Bahamas)
Paul Sensale               Executive Officer
Angel Valentin             Executive Officer
Edward C. Salvitti         Executive Officer
William H. Wolf            Executive Officer
Michael P. Brisgone        Executive Officer
Reba L. Campbell           Executive Officer


                              Page 13 of 14 pages

                                   SCHEDULE A


CITIGROUP INC.


NAME                       TITLE
----                       -----

C. Michael Armstrong       Director
Alain J.P. Belda           Director (Brazil)
George David               Director
Kenneth T. Derr            Director
John M. Deutch             Director
The Honorable
Gerald R. Ford             Honorary Director
Alfredo Harp Helu          Director (Mexico)
Roberto Hernandez Ramirez  Director (Mexico)
Ann Dibble Jordan          Director
Reuben Mark                Director
Michael T. Masin           Director
Dudley C. Mecum            Director
Richard D. Parsons         Director
Andrall E. Pearson         Director
Robert E. Rubin            Director and Executive Officer
Franklin A. Thomas         Director
Sanford I. Weill           Director and Executive Officer
Arthur Zankel              Director
Winfried F.W. Bischoff     Executive Officer (United Kingdom and Germany)
Michael A. Carpenter       Executive Officer
Stanley Fischer            Executive Officer
Thomas Wade Jones          Executive Officer
Deryck C. Maughan          Executive Officer (United Kingdom)
Victor J. Menezes          Executive Officer
Charles O. Prince, III     Executive Officer
William R. Rhodes          Executive Officer
Todd S. Thomson            Executive Officer
Robert B. Willumstad       Executive Officer


                              Page 14 of 14 pages